                                                                               .
                                                                               .
                                                                               .
                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                              SCHWAB CAPITAL TRUST

Name of Fund and Class                                  Shareholder Service Fee (as a       Transfer Agency Fee (as a
                                                        percentage of average daily net     percentage of average daily net
                                                        assets of the Fund Class)           assets of the Fund Class)

A.  Group I

Schwab S&P 500 Fund-Investor Shares                               0.20%                               0.05%

Schwab S&P 500 Fund-e.Shares                                      0.05%                               0.05%

Schwab S&P 500 Fund-Select Shares                                 0.05%                               0.05%

B.  Group II

Schwab International Index Fund-Investor Shares                   0.20%                               0.05%

Schwab International Index Fund-Select Shares                     0.05%                               0.05%

Schwab Small-Cap Index Fund-Investor Shares                       0.20%                               0.05%

Schwab Small-Cap Index Fund-Select Shares                         0.05%                               0.05%

Schwab Total Stock Market Index Fund-Investor Shares              0.20%                               0.05%

Schwab Total Stock Market Index Fund-Select Shares                0.05%                               0.05%

Schwab Small-Cap Equity Fund-Investor Shares                      0.20%                               0.05%

Schwab Small-Cap Equity Fund-Select Shares                        0.05%                               0.05%

Schwab Dividend Equity Fund - Investor Shares                     0.20%                               0.05%

Schwab Dividend Equity Fund - Select Shares                       0.05%                               0.05%

Schwab Hedged Equity Fund -                                       0.20%                               0.05%
Investor Shares

Schwab Hedged Equity Fund -                                       0.05%                               0.05%
Select Shares

Laudus International MarketMasters Fund - Investor                0.20%                               0.05%
Shares (formerly known as Schwab International
MarketMasters Fund - Investor Shares)

Laudus International MarketMasters Fund - Select                  0.15%                               0.05%
Shares (formerly known as Schwab International
MarketMasters Fund - Select Shares)

Laudus U.S. MarketMasters Fund - Investor Shares                  0.20%                               0.05%
(formerly known as Schwab U.S. MarketMasters Fund -
Investor Shares)

Laudus U.S. MarketMasters Fund - Select Shares                    0.15%                               0.05%
(formerly known as Schwab U.S. MarketMasters Fund -
Select Shares)

Laudus Balanced MarketMasters Fund - Investor Shares              0.20%                               0.05%
(formerly known as Schwab Balanced MarketMasters Fund
- Investor Shares)

Laudus Balanced MarketMasters Fund - Select Shares                0.15%                               0.05%
(formerly known as Schwab Balanced MarketMasters Fund
- Select Shares)

Laudus Small-Cap MarketMasters Fund - Investor Shares             0.20%                               0.05%
(formerly known as Schwab Small-Cap MarketMasters
Fund - Investor Shares)

Laudus Small-Cap MarketMasters Fund - Select Shares               0.15%                               0.05%
(formerly known as Schwab Small-Cap MarketMasters
Fund - Select Shares)

Schwab Premier Equity Fund - Investor Shares                      0.20%                               0.05%

Schwab Premier Equity Fund - Select Shares                        0.05%                               0.05%

Schwab Large-Cap Growth Fund - Investor Shares                    0.20%                               0.05%

Schwab Large-Cap Growth Fund - Select Shares                      0.05%                               0.05%

Schwab MarketTrack Growth Portfolio - Investor Shares             0.20%                               0.05%

Schwab MarketTrack Growth Portfolio - P Shares                    0.05%                               0.05%

Schwab MarketTrack Conservative Portfolio - Investor              0.20%                               0.05%
Shares

Schwab MarketTrack Growth Portfolio - P Shares                    0.05%                               0.05%


                                                SCHWAB CAPITAL TRUST

                                                By: /s/ Evelyn Dilsaver
                                                    -------------------
                                                    Evelyn Dilsaver,
                                                    President and
                                                    Chief Executive Officer

Dated as of April 1, 2006